Exhibit 99.2

Inhibrx Announces Completion of Phase 1 Combination Dose Escalation for INBRX-105, a Novel Targeted 4-1BB Agonist, and Draws an Additional $60 Million from Oxford Finance

San Diego, CA, June 30, 2022 – Inhibrx, Inc. (Nasdaq: INBX), a biotechnology company with four clinical programs in development and a robust preclinical pipeline, today announced the completion of Phase 1 dose escalation of INBRX-105, a novel targeted 4-1BB agonist, in combination with Keytruda®. It also reported the funding of an additional $60 million from its Loan and Security Agreement, as amended (the “Loan Agreement”), with Oxford Finance, LLC (“Oxford”), to bring its cash balance to approximately $176 million as of June 30, 2022.

“We are very encouraged by the results observed in Part 3 and believe the Part 4 expansion cohorts have been designed to demonstrate the potential of INBRX-105,” commented Mark Lappe, Inhibrx’s CEO. “The additional debt provided by Oxford provides non-dilutive financing and, we believe, the time needed to mature our programs ahead of various potential strategic options.”

Phase 1 Dose Escalation Results for INBRX-105 in Combination with Keytruda®
INBRX-105 is a precisely engineered multi-specific therapeutic candidate based on our single domain antibody (“sdAb”) platform designed to agonize 4-1BB selectively in the presence of programmed death ligand 1 (“PD-L1”), a protein typically enriched in the tumor microenvironment and lymphoid tissues.

The study is a first-in-human, multicenter, open-label, non-randomized, Phase 1 trial in patients with locally advanced or metastatic solid tumors. This four-part trial is designed to determine the safety profile and identify the maximum tolerated dose and the recommended Phase 2 dose of INBRX-105 administered in combination with Keytruda®, a programmed death receptor-1 checkpoint inhibitor. Part 3, dose escalation in combination with Keytruda®, has concluded with a total of 30 patients enrolled. Patients were not pre-screened for PD-L1 expression. INBRX-105 in combination with Keytruda® was reasonably well-tolerated and we observed durable responses in checkpoint-naïve and relapsed refractory patients. These results informed what we believe to be the optimal dose level for INBRX-105 in combination with Keytruda® in Part 4. Additionally, single agent responses have been observed at this same dose level in both checkpoint-naïve and relapsed/refractory patients.

Part 4, dose expansion cohorts of INBRX-105 in combination with Keytruda®, initiated enrollment in May 2022. This will include a total of approximately 90 patients in five separate cohorts and we expect to announce initial data from these cohorts in the first half of 2023.

Additional $60 Million in Debt from Oxford
On June 29, 2022, Inhibrx drew two additional term loans from its Loan Agreement with Oxford for an aggregate principal amount of $60.0 million. The two additional term loans were based on the completion of the following:

–$30 million upon the receipt of positive topline data from the Phase 1 clinical trial of INBRX-101, our AAT-Fc fusion protein for the treatment of Alpha-1 antitrypsin deficiency, which we released in May 2022; and

–$30 million upon initiation of Part 4 of the Phase 1 clinical trial of INBRX-105, our PD-L1x4-1BB tetravalent conditional agonist.

Inhibrx has one additional $30 million tranche available under the Loan Agreement, which will be available to fund upon the initiation of a potential registration-enabling clinical trial of INBRX-101. To date, the aggregate balance of Inhibrx’s outstanding term loans, which mature in January 2027, is $170.0 million. The repayment schedule provides for interest-only payments until March 2025 with a potential 12-month extension.

About Inhibrx, Inc.
Inhibrx is a clinical-stage biotechnology company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary sdAb platform. Inhibrx has collaborations with 2seventy bio (formerly bluebird bio), Bristol-Myers Squibb and Chiesi, among others. For more information, please visit www.inhibrx.com.

Forward-Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx's current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: any future potential or observed to date safety and efficacy of its therapeutic candidate, INBRX-105, the clinical translatability of any observed preclinical data and statements and beliefs regarding the clinical development of INBRX-105 and any presumption of positive results from earlier clinical trials (or earlier parts of clinical trials) in later clinical trials (or later parts of clinical trials), including any implied or presumed positive results, disease control or efficacy based on data observed to date, beliefs regarding optimal dosage, and evaluations and judgments regarding Inhibrx’s cash position and balance sheet, statements and judgements regarding its partnership and relationship with Oxford, and the potential for future strategic options. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of initial, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of its business model and strategic plans for its business and therapeutic candidates; its ability to successfully manufacture therapeutic candidates for clinical trials and commercial use, if approved; its ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection it is able to establish and maintain for intellectual property rights covering its therapeutic candidates; its ability to enter into strategic partnerships and the potential benefits of these partnerships; its estimates regarding expenses, capital requirements and needs for additional financing and financial performance; its expectations regarding the impact of the COVID-19 pandemic on its business; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, or the SEC, including those described in its Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on February 28, 2022, as well as its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains estimates and other statistical data made by independent parties and by Inhibrx. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Investor and Media Contact:
Kelly Deck, CFO
kelly@inhibrx.com
858-795-4260